EXHIBIT 23





                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-15387 and No. 333-40766 of MidAmerican Energy Company on Form S-3 of our report dated January 18, 2001, appearing in this Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2000.




DELOITTE & TOUCHE LLP


Des Moines, Iowa
February 28, 2001